Exhibit 11

                             Rubincon Ventures Inc.

                   Statement re: Computation of Share Earnings


     The Company has 2,400,820 shares outstanding as at January 31, 2003 (no change in shares since that period).

     Accumulated loss as at January 31, 2003               $97,774
                                                           -------
     Loss  per  share                                     $  0.041
                                                          ========



The financial statements contained in the registration statement are incorporated herein by this reference.



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